SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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YOUR VOTE IS IMPORTANT
PLEASE VOTE TODAY
August 12, 2011
Dear Fellow Stockholders:
We have previously mailed to you materials in connection with the 2011 Special Meeting of Shareholders of First BanCorp (the “Corporation”) to be held on Tuesday, August 23, 2011. Your vote is important and your participation is requested for this important meeting.
The Board of Directors of the Corporation unanimously recommends that you vote FOR the Proposal to approve the issuance of up to 150,000,000 shares of the Corporation’s Common Stock to institutional investors and the potential issuance of additional shares of Common Stock pursuant to anti-dilution rights provided to certain of the institutional investors.
Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the voting instruction form in the postage-paid return envelope provided. Instructions explaining how to vote by mail, telephone or via Internet are provided on the reverse side of this letter as well as in the enclosed voting instruction form.
Please note that your proxy card reflects the amount of shares held by you prior to the one-for-fifteen reverse stock split effectuated in January 2011 (the “reverse split”) because you have not exchanged your certificate(s) of pre-split shares (the “unexchanged shares”) for post-split shares of the Corporation’s common stock. Nevertheless, please note that the unexchanged shares are voted on a reverse split adjusted basis.
On behalf of your Board of Directors, thank you for your cooperation and continued support.
Very truly yours,
Lawrence Odell
Executive Vice President,
General Counsel and Secretary
First BanCorp

YOUR VOTE IS IMPORTANT
PLEASE VOTE TODAY
August 12, 2011
Dear Fellow Stockholders:
We have previously mailed to you materials in connection with the 2011 Special Meeting of Shareholders of First BanCorp (the “Corporation”) to be held on Tuesday, August 23, 2011. Your vote is important and your participation is requested for this important meeting.
The Board of Directors of the Corporation unanimously recommends that you vote FOR the Proposal to approve the issuance of up to 150,000,000 shares of the Corporation’s Common Stock to institutional investors and the potential issuance of additional shares of Common Stock pursuant to anti-dilution rights provided to certain of the institutional investors.
Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the voting instruction form in the postage-paid return envelope provided. Instructions explaining how to vote by mail, telephone or via Internet are provided on the reverse side of this letter as well as in the enclosed voting instruction form.
On behalf of your Board of Directors, thank you for your cooperation and continued support.
Very truly yours,
Lawrence Odell
Executive Vice President,
General Counsel and Secretary
First BanCorp